EXHIBIT 3.91

Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “SOUTHWESTERN SURGICAL AFFILIATES LLC”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF AUGUST, A. D. 2008, AT 8:31 O’CLOCK P.M.

/s/ Harriett Smith Windsor
Harriet Smith Windsor, Secretary of State

4593828 8100	AUTHENTICATION: 6722648

080912729	Date: 08-29-08

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 08:36 pm 08/28/2008 SRV 080912729 — 4593828 FILE
CERTIFICATE OF INCORPORATION
OF
SOUTHWESTERN SURGICAL AFFILIATES LLC
     Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:
     1. The name of the limited liability company is SOUTHWESTERN SURGICAL AFFILIATES LLC (the “LLC”).
     2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     3. The LLC shall have the power and authority to carry on any business permitted by, and to have and exercise all of the powers and rights conferred by, the Act as amended from time to time or any successor provisions thereto.
     4. This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.
     IN WITNESS, WHEREOF, the undersigned has executed this Certificate of Formation on this 28th day of August, 2008.

/s/ David C. Head
David C. Head, Authorized Person